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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 ______________

                                    FORM 8-A
                                 ______________

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  ACSYS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Georgia                                          58-2299173
(State of Incorporation                     (I.R.S. Employer Identification No.)
   or Organization)


              75 14th Street
               Suite 2200
            Atlanta, Georgia                               30309
 (Address of Principal Executive Offices)                (Zip Code)

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If this form relates to the registration      If this form relates to the registration
of a class of securities pursuant to Section  of a class of securities pursuant to Section 12(g)
12(b) of the Exchange Act and is effective    of the Exchange Act and is effective pursuant to General
pursuant to General Instruction A.(c),        Instruction A.(d), please check the following box.
please check the following box. [X]           [_]

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Securities Act registration statement file number to which this form relates:
N/A

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                  Name of each exchange on which
         to be so registered                  each class is to be registered
         -------------------                  ------------------------------

         Common Stock,                        American Stock Exchange
         no par value per share

         Series A Junior Participating        American Stock Exchange
         Preferred Stock Purchase Rights

Securities to be registered pursuant to Section 12(g) of the Act:

                                       None
                                    ----------
                                 (Title of class)

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Item 1.  Description of Registrant's Securities to be Registered.


   The description of the Common Stock, no par value per share, of Acsys, Inc. ("Acsys") and certain anti-takeover effects of the Amended and Restated Articles of Incorporation, as amended, and the Bylaws of Acsys included under the captions "Description of Capital Stock" and "Dividend Policy" set forth in the Prospectus, dated February 5, 1998, included in Acsys' Registration Statement on Form S-1 (File No. 333-38465) filed with the Securities and Exchange Commission, is incorporated herein by reference.

   The description of the Series A Junior Participating Preferred Stock Purchase Rights, contained in Acsys' Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 21, 1999, as further amended from time to time, is incorporated herein by reference. A copy of such description is included as Exhibit 6 to this Registration Statement.

   Item 2.  Exhibits.

      The following exhibits are filed as a part of this Registration Statement:


 Exhibit No.    Description
 -----------    -----------

      1 Amended and Restated Articles of Incorporation of Acsys. (Filed as Exhibit 3.1 to Acsys' Registration Statement on Form S-1, File No. 333-38465 (the "February 1998 S-1"), and incorporated herein by reference.)
      1.1 Amendment to Amended and Restated Articles of Incorporation of Acsys. (Filed as Exhibit 3.1.1 to Acsys' Registration Statement on Form S-1, File No. 333-67437 (the "November 1998 S-1"), and incorporated herein by reference.)
      1.2 Amendment to Amended and Restated Articles of Incorporation of Acsys. (Filed as Exhibit 3.1 to Acsys' Quarterly Report on Form 10-Q, dated August 9, 1999, File No. 000-23711, and incorporated herein by reference.)
      2 Bylaws of Acsys. (Filed as Exhibit 3.2 to the February 1998 S-1, and incorporated herein by reference.)
      3 Amended and Restated Registration Rights Agreement dated as of September 3, 1997 by and among Acsys and certain holders of the capital stock of Acsys. (Filed as Exhibit 10.12 to the February 1998 S-1, and incorporated herein by reference.)
      3.1 Registration Rights Joinder Agreement dated May 22, 1998 by and among Acsys and certain holders of the capital stock of Acsys. (Filed as Exhibit 10.12.1 to Acsys' Quarterly Report on Form 10-Q dated August 14, 1998, File No. 000-23711, and incorporated herein by reference.)
      3.2 Registration Rights Joinder Agreement dated July 1, 1998 by and among Acsys and Howard Sapolsky. (Filed as Exhibit 10.1 to Acsys' Quarterly Report on Form 10-Q dated November 16, 1998, File No. 000-23711 (the "November 16 10-Q"), and incorporated herein by reference.)
      3.3 Registration Rights Joinder Agreement dated August 3, 1998 by and among Acsys and certain holders of capital stock of Acsys. (Filed as Exhibit 10.2 to the November 16 10-Q, and incorporated herein by reference.)

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      3.4       Registration Rights Joinder Agreement dated March 31, 1998 by and among Acsys and certain holders of capital stock of Acsys.
                (Filed as Exhibit 10.11.4 to the November 1998 S-1, and
                incorporated herein by reference.)
      4         Specimen Common Stock Certificate.
      5         Shareholder Protection Rights Agreement, dated June 20, 1999, between Acsys and SunTrust Bank, Atlanta, as Rights Agent.
                (Filed as Exhibit 99.1 to Acsys' Current Report on Form 8-K dated June 20, 1999, File No. 000-237111, and incorporated herein by reference.)

      6 Excerpt from the Registration Statement on Form 8-A Filed by Acsys, Inc. with the Securities and Exchange Commission on
                June 11, 1999 with respect to the Series A Junior Participating Preferred Stock Purchase Rights.

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                                   SIGNATURES


   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              ACSYS, INC.



Date:  September 1, 1999      By: /s/ Brady W. Mullinax, Jr.
                                  ----------------------------
                                  Brady W. Mullinax, Jr.
                                  Vice President - Finance, Chief
                                  Financial Officer and Secretary

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